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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated May 6, 2002 on the balance sheet of United Wisconsin Grain Producers, LLC as of March 31, 2002 and December 31, 2001, and the related statements of operations, changes in members' equity and cash flows for the quarter ended March 31, 2002 and for the period from inception (November 2, 2001) to March 31, 2002, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.


                             /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Certified Public Accountants

Minneapolis, Minnesota
July 9, 2002